SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

BEL FUSE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

BEL FUSE INC.

TO BE HELD TUESDAY, MAY 24, 2022

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Bel Fuse Inc. (“Bel” or the “Company”) will be held on Tuesday, May 24, 2022, at 11:00 a.m. local time.  Due to ongoing public health concerns associated with the COVID-19 pandemic and for the health and well-being of our shareholders, directors, management and associates, the Annual Meeting will be held online in a virtual meeting format by remote communication.  Shareholders who wish to attend the virtual meeting may register at https://www.cstproxy.com/belfuse/2022 using the control number provided on your Notice of Internet Availability of Proxy Materials.

The Annual Meeting will be held for the following purposes:

1.	To elect three directors for three-year terms and one director for a one-year term as described in the proxy statement.

2.	To ratify the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022.

3.	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the proxy statement.

4.	To consider and act upon other matters which may properly come before the meeting and/or any adjournment or adjournments thereof.

If you are a Class A shareholder of record, you can vote by following the instructions in your Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”).

The E-Proxy Notice, which contains instructions on how to access the notice of annual meeting, proxy statement and annual report on the Internet and, for Class A shareholders of record, how to execute your proxy and vote your shares, is first being mailed to holders of our common stock on or about April 14, 2022.  This notice also contains instructions on how to request a paper copy of the proxy materials.

The Board of Directors has fixed the close of business on March 31, 2022 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the accompanying proxy materials, holders of record of our Class A Common Stock as of the close of business on March 31, 2022 will be able to vote and ask questions during the Annual Meeting.

We thank you for your interest in our Company and look forward to your participation at our Annual Meeting.

By Order of the Board of Directors

LYNN HUTKIN, Secretary

Jersey City, New Jersey

April 14, 2022

__________________

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE AT THE MEETING.

THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES.  HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 14, 2022, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K, over the Internet and how to vote your shares of Class A Common Stock.  Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of our Annual Meeting.  However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares of Class A Common Stock, and links to the Proxy Statement and the Annual Report on Form 10-K on the Internet.  If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and, as to holders of Class A Common Stock, the proxy card, are enclosed.

If you hold our Class A Common Stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of Class A Common Stock.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 24, 2022:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2022 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and proxy card are available on the Internet at

https://www.cstproxy.com/belfuse/2022

BEL FUSE INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2022

This proxy statement is being furnished to the holders of the Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of Bel Fuse Inc. (“Bel” or the “Company”), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments thereof.  The Annual Meeting will be held on Tuesday, May 24, 2022 at 11:00 a.m. local time.  Please be advised that due to ongoing public health concerns associated with the COVID-19 pandemic and for the health and well-being of our shareholders, directors, management and associates, the Annual Meeting will be held online in a virtual format by remote communication.  You may register for the virtual meeting by visiting https://www.cstproxy.com/belfuse/2022 using the control number provided on your E-Proxy Notice.  A Notice of Internet Availability of Proxy Materials (or “E-Proxy Notice”) is first being sent to shareholders on or about April 14, 2022.

The Board of Directors has fixed the close of business on March 31, 2022 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the proxy materials, holders of record of our Class A Common Stock as of the close of business on March 31, 2022 will be able to vote and ask questions during the Annual Meeting.  If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), for informational purposes.  Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).  As a result, pursuant to the E-Proxy Notice which is first being sent to shareholders on or about April 14, 2022 as described above, we are furnishing this proxy statement to shareholders and, as to holders of the Class A Common Stock, the form of proxy. As used in the remainder of this proxy statement, unless otherwise indicated, the term “shareholders” shall refer to the holders of Bel’s Class A Common Stock.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 14, 2022, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K, over the Internet and how to vote your shares of Class A Common Stock.  Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of our Annual Meeting.  However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares of Class A Common Stock, and links to the Proxy Statement and the Annual Report on Form 10-K on the Internet.  If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and, as to holders of Class A Common Stock, the proxy card, are enclosed.

If you hold our Class A Common Stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of Class A Common Stock.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 24, 2022:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2022 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and proxy card are available on the Internet at

https://www.cstproxy.com/belfuse/2022

About the Annual Meeting

Q:    What matters will be voted on at the Annual Meeting?

A:    You will be asked to vote on the following proposals:

1.	The election of three directors for three-year terms and one director for a one-year term as described in the proxy statement.

2.	The ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022.

3.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in the proxy statement.

4.	Action on any other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

Q:    How are the proxy materials being delivered?

A:     The Notice of 2022 Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2021 Annual Report on Form 10-K and the proxy card (or voting instruction form) are referred to as our “proxy materials.”  Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice”), which provides general information about the Annual Meeting; the matters to be voted on at the Annual Meeting; the website where our proxy statement and annual report are available for review, downloading and printing; and for our Class A shareholders, instructions on how to submit proxy votes.

To request paper copies of, or an e-mail with links to the electronic versions of, the proxy materials for the Annual Meeting or future annual meetings, please contact us on or before May 13, 2022 to facilitate a timely delivery in one of the following manners:

1.	Internet - Go to https://www.cstproxy.com/belfuse/2022. Follow the instructions to log in and request paper or e-mail copies.

2.

Telephone - Call Continental Stock Transfer’s toll-free number, 1-888-266-6791, in the United States or Canada, using a touch-tone telephone. Follow the instructions to log in and request paper or e-mail copies.

3.

E-mail - Send an e-mail to proxy@continentalstock.com with “Bel Fuse Inc. material request” in the subject line. The e-mail must include:

(a) The 12-digit control number located in the box in the upper right hand corner on the front of the E-Proxy Notice.

(b) Your preference to receive printed materials via mail or to receive an e-mail with links to the electronic materials.

(c) If you choose e-mail delivery, you must include an e-mail address.

(d) If you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last four digits of your social security number or tax ID number in the e-mail.

Q:  How can I attend the Annual Meeting?

A:    To participate in the Annual Meeting by voting and/or asking questions, record and beneficial owners of our Class A Common Stock should visit https://www.cstproxy.com/belfuse/2022.  Shareholders of record can enter the 12-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials).  If you do not have your control number, you may contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting to obtain a legal proxy.  Once you have your legal proxy, contact Continental Stock Transfer at the above-noted phone number or e-mail address to have a control number generated.  Interested persons may also access the Annual Meeting (listen-only) by dialing +1 800-450-7155 (toll-free) within the United States and Canada or by dialing +1 857-999-9155 (standard rates apply) outside the United States and Canada.  The passcode for telephone access is 1816389#.

For shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (917) 262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 24, 2022 and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:     What is the record date for the Annual Meeting, and who is entitled to vote at the Annual Meeting?

A:     The Board of Directors has fixed the close of business on March 31, 2022 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the proxy materials, holders of record of our Class A Common Stock as of the close of business on March 31, 2022 will be able to vote and ask questions during the Annual Meeting.  If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock for informational purposes.  Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation.

See also the Q&A captioned “What constitutes a quorum for purposes of the Annual Meeting, what shares are entitled to vote, and what vote is required to approve each proposal?”, below.

Q:     How do I vote my shares?

A:     If you are a Class A shareholder of record, you can vote by:

●

Internet - If you wish to vote using the Internet, you can access at the webpage at https://www. cstproxy.com/belfuse/2022 and follow the on-screen instructions or scan the QR code on your E-Proxy Notice with your smartphone.  Please have your E-Proxy Notice or proxy card available when you access the webpage.  If you vote on the Internet before the Annual Meeting, you do not need to return your proxy card or voting instruction card. Internet voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 23, 2022.

●

Mail - The E-Proxy Notice provides instructions on how you can request a paper copy of the proxy materials.  If you have received a paper proxy card and wish to vote by mail, please sign your name exactly as it appears on your proxy card, date and mail your proxy card in the enclosed envelope.  The envelope requires no additional postage if mailed in the United States.  Please mail in time to be received by May 23, 2022 at 5:00 pm Eastern Time.

●

At the Virtual Meeting - You may attend the Annual Meeting virtually and once logged in, you will be able to vote online during the Annual Meeting.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to attend and vote at the meeting, as described below.  If you submit a proxy and then wish to change or vote at the virtual meeting, you will need to revoke the proxy that you have submitted, as described below.

For shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (917) 262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 24, 2022 and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:    How do I vote my shares if they are registered in the name of my broker (or “street name”)?

A:    If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” You should have received proxy materials and voting instructions from your broker, bank or other agent rather than directly from us.  You should follow the instructions provided by that organization to ensure that your vote is counted.

If you wish to vote at the Annual Meeting, you must first obtain a valid, legal proxy from your broker, bank or other agent.  You may also contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting for assistance in obtaining a legal proxy.  Once you have your legal proxy, contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com to have a control number generated.

Q:    Can I change my vote after I return my proxy card?  What if I return my signed proxy card but do not provide instructions on how to vote?

A:    A form of proxy is furnished for use at the Annual Meeting if a shareholder is unable to attend in person by participating virtually.  Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting.  A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting by participating virtually and vote in person whether or not he has previously given a proxy.  All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy.  If a proxy is signed but no specification is given, the shares will be voted “FOR” the Board’s nominees to the Board of Directors, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022, and “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers.

Q:    Who will bear the costs of soliciting proxies?

A:    The entire cost of soliciting these proxies will be borne by Bel. In following up on the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing.  If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Q:    How does the Board recommend that I vote my shares?

A:    The Board of Directors recommends that you vote “FOR” the Board’s nominees, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022, and “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers. With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of the Company. As of the date of this proxy statement, the Board of Directors had no knowledge of any business other than the proposals described in this proxy statement that would be presented for consideration at the Annual Meeting.

Q:   What constitutes a quorum for purposes of the Annual Meeting, what shares are entitled to vote, and what vote is required to approve each proposal?

A:   The presence in person or by proxy of holders of a majority of the outstanding shares of the Company’s Class A Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting. Assuming that a quorum is present, the election of directors (Proposal 1) will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting and approval of Proposal 2 (ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022) will require the affirmative vote of a majority of the votes cast with respect to such proposal.  With respect to Proposal 3, the affirmative vote of a majority of the votes cast will constitute the shareholders' non-binding approval of the advisory vote on our named executive officers' compensation.  For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast “for” or “against” will be included.  Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.  Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others.  Generally, this would occur when brokers have not received any instructions from their customers.  In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent auditors, but not on non-routine matters. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

Holders of record of the Class A Common Stock at the close of business on March 31, 2022 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,144,912 shares of Class A Common Stock outstanding. However, as a result of protective provisions in the Company’s Certificate of Incorporation described below, the voting rights of one shareholder of the Company, GAMCO Investors, Inc. et al. (“GAMCO”), have been suspended and all of the shares of Class A Common Stock beneficially owned by such shareholder will not be included in determining the number of shares entitled to vote at the Annual Meeting.  Based on filings made by GAMCO with the Securities and Exchange Commission, such shareholder beneficially owned in the aggregate 409,600 shares of Class A Common Stock on the record date.  Accordingly, a total of 1,735,312 shares of Class A Common Stock will be entitled to vote at the Annual Meeting, each of which will be entitled to one vote on all matters to come before the meeting.

The Company’s Certificate of Incorporation provides that if a shareholder, other than shareholders subject to specific exceptions, acquired (after the date of the Company’s 1998 recapitalization) 10% or more of the outstanding Class A Common Stock and does not own an equal or greater percentage of all then outstanding shares of both Class A and Class B Common Stock (all of which must have been acquired after the date of the 1998 recapitalization), such shareholder must, within 90 days of the trigger date, purchase shares of Class B Common Stock in an amount and at a price determined in accordance with a formula described in the Certificate of Incorporation, or forfeit its right to vote its shares of Class A Common Stock.  As of the record date, to the Company’s knowledge, GAMCO beneficially owned in excess of 10% of the outstanding shares of Class A Common Stock with no ownership of the Company’s Class B Common Stock and with no basis for exception from the operation of these provisions.  In order to vote its shares at the Annual Meeting, this shareholder was required to either purchase the required number of shares of Class B Common Stock or sell or otherwise transfer shares of Class A Common Stock until its Class A holdings were under 10%.  As of the record date, to the Company’s knowledge, GAMCO has not taken the required actions and, accordingly, the voting rights of GAMCO are currently suspended.

The Company’s management is not aware of any individual or entity that owned of record or beneficially more than 5% of the Class A Common Stock as of the record date other than Daniel Bernstein, GAMCO, TETON Westwood Funds-TETON Westwood Mighty Mites Fund and Dimensional Fund Advisors LP. Daniel Bernstein is President, Chief Executive Officer and a Director of the Company.  The business address for Daniel Bernstein is 206 Van Vorst Street, Jersey City, New Jersey 07302. The following table provides information regarding the beneficial ownership of Class A Common Stock by Dimensional Fund Advisors LP, TETON Westwood Funds – TETON Westwood Mighty Mites Fund, and GAMCO. For information regarding the number of shares beneficially owned by Daniel Bernstein, see “Election of Directors - Beneficial Ownership of the Company’s Stock”.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Whose Voting Rights Were Not Suspended

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	93,625(1)	4.36%	5.40%

TETON Westwood Funds – TETON Westwood Mighty Mites Fund One Corporate Center Rye, NY 10580	153,800(2)	7.17%	8.86%
GAMCO Investors, Inc. et al. One Corporate Center Rye, NY 10580-1435	409,600(3)	19.10%	0.00%

________________

1.

Pursuant to a filing made by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 9, 2022, Dimensional Fund Advisors LP, a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  Such shares represented 4.36% of the outstanding shares.  However, as a result of the suspension of voting rights of one other shareholder, Dimensional Fund Advisor LP’s percentage of the voting shares is 5.40%.

2.

Pursuant to a filing made by TETON Westwood Funds – TETON Westwood Mighty Mites Fund with the Securities and Exchange Commission on January 11, 2022, TETON Westwood Funds – TETON Westwood Mighty Mites Fund, a registered investment company, is the beneficial owner of the shares listed above as a result of its proxy voting committee exercising sole voting power and sole dispositive power over such shares.  The filing indicated that such shares represented 7.17% of the outstanding shares.  However, as a result of the suspension of voting rights of one other shareholder, TETON Westwood Funds – TETON Westwood Mighty Mites Fund’s percentage of the voting shares is 8.86%.

3.

Pursuant to a filing made by GAMCO with the Securities and Exchange Commission on March 18, 2021, Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer beneficially own 409,600 shares of Class A Common Stock.  The filing discloses that the beneficial ownership of two of such investment companies is as follows:  Gabelli Funds, LLC:  214,000 shares (or 9.98%) and GAMCO Asset Management Inc.:  195,600 shares (or 9.12%).  According to such filing, each of the Reporting Persons and Covered Persons (as defined in the filing) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 4,000 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Bel held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Bel and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMCO Investors, Inc., Associated Capital Group, Inc. and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other Reporting Persons. As explained above, all of such 409,600 shares may not be voted at the Annual Meeting and are not included in the total number of shares entitled to vote at the meeting.  If GAMCO’s voting rights had not been suspended and such shares had been so included, they would have represented 19.1% of the outstanding shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Nominees and Continuing Directors

The Company’s directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period.  The Board currently consists of nine directors. At the Annual Meeting, the holders of the Class A Common Stock will elect three directors for three-year terms and one director for a one-year term.  Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director if elected.

The Board of Directors has nominated Daniel Bernstein, Peter Gilbert and Vincent Vellucci for election as directors at the Annual Meeting, each for a term of office expiring in 2025, and has nominated Jacqueline Brito for election as director at the Annual Meeting for a term of office expiring in 2023.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

Unless a shareholder either indicates “withhold authority” on his or her proxy or indicates on his or her proxy that his or her shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if any of them, for any reason presently unknown, cannot be a candidate for election.

The following sets forth information as of April 1, 2022 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

NOMINEES FOR DIRECTORS FOR A TERM TO EXPIRE AT THE 2025 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Daniel Bernstein	68	1986	President (June 1992 to present) and Chief Executive Officer (May 2001 to present) of the Company; Vice President and Treasurer of the Company (prior years to June 1992).
Peter Gilbert	74	1987	Retired; Former President and Chief Executive Officer of Gilbert Manufacturing Co., Inc. (a manufacturer of electrical components).
Vincent Vellucci	72	2016

Retired; formerly held various positions at Arrow Electronics, Inc. (a global distributor of electrical components) for over 45 years, through January 2014, including President of Arrow’s Global Specialty Businesses Division (January 2013 to January 2014) and President of Arrow’s Americas Components Division (March 2010 through January 2013).

NOMINEE FOR DIRECTOR FOR A TERM TO EXPIRE AT THE 2023 ANNUAL MEETING

Name	Age	Director Since	Business Experience
Jacqueline Brito	58	2021

CEO of HR Asset Partners LLC (a Florida-based human capital risk prevention consulting firm, including advisory and coaching services), founded by Ms. Brito (2019 to present); Graduate Business Instructor at Rollins College (2014 to present); previously held positions at the Crummer Graduate School of Business including Assistant Dean of Admission and Marketing (2010 to 2019), MBA and Career Development Center Director (2007 to 2010), Director of Admission (2004 to 2007); Human Resource Internal Consultant/Business Partner at Orlando Sentinel Communications – a Chicago Tribune Company (1998 to 2004).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2024 ANNUAL MEETING

Name	Age	Director Since	Business Experience

John F. Tweedy	76	1996

Member and operating manager of Tweedy Financial Services, LLC (a financial consulting firm) (January 2007 to present); independent consultant (February 2000 to present); Director of Public Relations of GlobeSpan Semiconductor Inc. (supplier of semiconductor integrated circuit products) (January 1999 to February 2000); Director of Corporate Communications of Standard Microsystems Corp. (supplier of semiconductor integrated circuit products) (July 1995 to January 1999); Deputy Mayor (April 2011 to April 2015) and Trustee (April 2011 to March 2017) of the Village of Bellerose, New York.

Mark B. Segall	59	2011

Managing Director of Kidron Corporate Advisors LLC (a New York-based mergers and acquisitions corporate advisory firm), founded by Mr. Segall (2003 to present); Chief Executive Officer of Kidron Capital Securities LLC (a registered broker-dealer) (2009 to present); Co-Chief Executive Officer of Investec, Inc. (2001 to 2003); head of investment banking and general counsel at Investec Inc. (1999 to 2001); Partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP (1996 to 1999); Director of National CineMedia, Inc. (March 2018 to present) and Chairman of the Board of National CineMedia, Inc. (August 2019 to present); Director of iAM Capital Group Plc (and certain affiliated entities) (2000 to 2014 and  2017 to present); Director of CITIC Capital Acquisition Corp. (February 2021 to February 2022); Director of  Ronson Europe N.V. (2008 to February 2017; Chairman of the Board from 2011 to February 2017).

Eric Nowling	65	2014

Former Sr. Vice President and Corporate Controller (December 2015 to September 2021) and Vice President of Global Accounting (February 2008 to December 2015) for Verint Systems Inc. (a supplier of software and hardware products for business intelligence and security intelligence); served in various positions, including Vice President, Controller, Chief Accounting Officer and as CFO for Standard Microsystems Corporation (supplier of semiconductor integrated circuit products) (September 1986 to April 2006).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2023 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Thomas E. Dooley	65	February 2020	Retired; formerly held various executive positions at Viacom Inc. (entertainment), including Interim CEO, Chief Operating Officer, Senior Executive Vice President and Chief Administrative Officer.
Rita V. Smith	71	February 2020

Partner at C-Suite Healthcare Advisors (health care, consulting, including strategic resource planning and budgeting, information management systems, case management, and reporting and compliance) (June 2018 - Present); previously, Senior Vice President of Patient Care Services and Chief Nursing Officer at Robert Wood Johnson Barnabas Health - Jersey City Medical Center (December 2004 – June 2019)

Board Qualifications

The Company’s Board intends to consider diversity as a factor in new board membership as vacancies on the Board occur.  See “Board Diversity,” below.  The Board will continue to take into account many other factors in the process of identifying such candidates, including the individual’s understanding of the Company’s business on a technical level, knowledge about and experience in the Company’s industry, understanding of finance, marketing and other areas that are relevant to the success of the Company in the current business environment and the candidate’s ability to make independent analytical inquiries of other Board members and of management.  See also “Nominating Committee Matters – Qualifications” and the charter of such committee for a description of the qualifications the Company’s directors must possess.  The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company and represent the shareholders’ interests.

The Board considered the following attributes in determining that each nominee and continuing director is qualified to serve as a director of the Company:

Mr. Bernstein’s knowledge of Bel and its operations, gained over his 35 years of service to the Company, and the leadership he has demonstrated as President (since June 1992), Chief Executive Officer (since May 2001) and through his prior positions with the Company as Vice President of Operations and Director of Sales for the Fuse Division, coupled with his achievement of an MBA degree from Baruch College, led the Board to conclude that Mr. Bernstein should serve as a director of the Company.

Ms. Brito’s extensive background in diverse fields and disciplines including organizational culture, human capital planning, and executive and transformational leadership coaching (including as the founder and CEO of HR Asset Partners, a leadership strategy firm offering advisory services, and her prior service as the assistant dean of admission at Rollins College’s Crummer Graduate School of Business for nearly a decade where she provided executive, leadership and transformational coaching for graduate students, alumni and employees), together with Ms. Brito’s depth of expertise and insight having built a successful career in leadership development, succession planning and positive employee relations, led the Board to conclude that Ms. Brito should serve as a director of the Company.

Mr. Dooley’s experience as a senior executive officer of a substantial public company, together with his knowledge of corporate finance, operations, the telecom market and mergers and acquisitions, as well as his  Bachelor’s Degree from St. John’s University and an M.B.A from New York University, led the Board to conclude that Mr. Dooley should serve as a director of the Company.

Mr. Gilbert’s experience in the Company’s industry, as president and chief executive officer and a director of his own electrical components manufacturing business, his knowledge of Bel gained through his service as a director of the Company since 1987, his experience gained by serving as a director on various other boards, and his achievement of an MBA degree from Columbia University led the Board to conclude that Mr. Gilbert should serve as a director of the Company.

Mr. Nowling's more than 40 years of accounting and financial management experience, including his service in senior financial management positions at two publicly-traded technology companies for more than 30 years, and his educational accomplishments led the Board to believe that Mr. Nowling should serve as a director of the Company.  Mr. Nowling is the former Sr. Vice President and Corporate Controller and chief accountant for an $800 million technology company.  Mr. Nowling holds a B.S. degree in Economics (magna cum laude) from the University of Pennsylvania's Wharton School of Business and is a CPA in the State of New York.

Mr. Segall has an extensive background in mergers and acquisitions, including his experience as the Senior Managing Director and founder of Kidron Corporate Advisors LLC, a mergers and acquisitions corporate advisory boutique firm.  Mr. Segall received an AB in History from Columbia College, Columbia University and a JD from New York University School of Law.  His financial and investment banking experience, his educational background and the fact that he is an attorney all led the Board to conclude that Mr. Segall should serve as a director of Bel.

Dr. Smith’s experience in strategic resource planning and budgeting, information management systems, case management, and reporting and compliance, together with her experience at Robert Wood Johnson Barnabas Health - Jersey City Medical Center where she had responsibility for a staff of 1,500 people and an operating budget of $150 million, led the Board to conclude that Dr. Smith should serve as a director of the Company. This conclusion is supported by her educational background; Dr. Smith holds a Doctor of Nursing Practice from Rutgers University, a Master’s in Public Administration-Health Care Policy from New York University and a Bachelor’s Degree in Nursing from Kean University.

Mr. Tweedy’s business experience includes various positions held in engineering, corporate communications and public relations of companies in the electronics industry. This business experience, in addition to his knowledge and understanding of complex financial matters gained as an owner and operating manager of a financial consulting firm and his achievement of an MBA degree in business administration from Adelphi University, and a BSEE degree in engineering from Manhattan College, led the Board to conclude that Mr. Tweedy should serve as a director of the Company.

Mr. Vellucci has over 45 years of experience at Arrow Electronics, most recently serving as President of Arrow’s Global Specialty Businesses and prior to that position, as President of Americas Components where he was responsible for restructuring the Americas Electronics Components Division.  Prior to these positions, he served as Senior Vice President, Sales and he also held leadership positions in the emerging customer business unit, the military-aerospace business unit and in semiconductor marketing.  Over the span of his career he has been instrumental in various business transformation initiatives including mergers and acquisitions and strategic market analysis.  Mr. Vellucci has an educational background in marketing and attended the General Manager Program for Executives at the Harvard Business School.  These qualifications led the Board to conclude that Mr. Vellucci should serve as a director of the Company.

Executive Officers

The following sets forth information as of April 1, 2022 concerning the Company’s executive officers. Unless otherwise indicated, positions have been held for more than five years.

Name and Age	Officer Since	Positions and Offices with the Company/Business Experience
Daniel Bernstein, 68	1985	President, Chief Executive Officer and Director
Farouq Tuweiq, 39	2021	Chief Financial Officer and Treasurer (effective February 15, 2021)
Dennis Ackerman, 59	2001	President of Bel Power Solutions (June 2014 to present); Vice President of Operations
Raymond Cheung, 65	2007	Vice President Asia Operations
Peter Bittner III, 51	2015	President of Bel Connectivity Solutions (May 2015 to present)
Sherry Urban, 55	2020	Vice President of Human Resources (effective November 1, 2020)

Mr. Bernstein has served the Company as President since June 1992 and as Chief Executive Officer since May 2001.  He previously served as Vice President (1985-1992) and Treasurer (1986-1992) and has served as a Director since 1986. He has occupied other positions with the Company since 1978.  He is currently a director of Bel Fuse Inc., Cinch Connectors, Inc., Bel Transformer Inc., Bel Power Inc. and Bel Stewart GmbH.

Mr. Tuweiq was appointed as the Company's Chief Financial Officer effective February 15, 2021.  Since July 29, 2021, Mr. Tuweiq has additionally served as the Company’s principal financial officer for purposes of the rules and regulations of the Securities and Exchange Commission, and as the Company’s Treasurer.  Prior to joining Bel, he worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice.  Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies in the Electronic Components sector, including manufacturers of connectors, passives and magnetics, on Mergers & Acquisitions and capital raising.  Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group focused on budgeting, forecasting, and business planning.  Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies.  During his tenure, he worked on various audits, review of Securities and Exchange Commission filings, IPO preparation, implementation and testing of Sarbanes-Oxley compliance and controls, and carve-out financials while obtaining his CPA certification.  Mr. Tuweiq earned his B.A in Finance and MS in Accounting from Michigan State University and his MBA at Georgetown University, McDonough School of Business.

Mr. Ackerman joined the Company in 1986 and has held the positions of Customer Service Manager, Sales Manager, Purchasing Manager and Operations Manager.  In 2001, he was named Vice President of Operations and in June 2014, he was named President of Bel Power Solutions, Inc.  In addition, Mr. Ackerman is currently a director of BPS Asia Pacific Electronics (Shenzhen) Co., Ltd., Bel Transformer Inc., Bel Power Solutions Inc., Bel Power Solutions GmbH, Bel Power Inc., and Dongguan Transpower Electric Products Company Limited.  Mr. Ackerman has an MBA degree from Fairleigh Dickinson University.

Mr. Cheung joined the Company in 1990 and has served as a Regional Sales Manager and as Director of Sales for Asia.  In October 2007, he was appointed Vice President Asia Operations.  Mr. Cheung is currently a director of Bel Fuse (Macao Commercial Offshore) Limited and TRP Connector B.V.  Prior to joining the Company, Mr. Cheung worked as a Design and Project Engineer at Astec Power Computer Products, and as a Technical Sales Manager at Asian Sources Magazine.

Mr. Bittner began his career in 1991 at Stewart Connector Systems.  He joined Insilco Technologies, Stewart Connector’s parent company, in 1999, serving as Industry Marketing Manager.  Following Insilco’s acquisition by Bel in 2003, Mr. Bittner was named General Manager of Stewart Connector.  Mr. Bittner assumed responsibility for the acquired businesses of Cinch Connectors, Gigacom Interconnect, Array Connector and Fibreco from their respective dates of acquisition.  In May 2015, Mr. Bittner was named President of Bel Connectivity Solutions.  He holds a Bachelor of Science degree in Business Management.

Ms. Urban was appointed as the Company's Vice President of Human Resources effective October 30, 2020.  She is a certified member of HRCI and is also active with SHRM, a Washington, D.C.-based think tank for HR professionals. Ms. Urban had been Director of Human Resources for Bel's Cinch Connectivity and Bel Power Solutions businesses since 2014, when she joined the Company through Bel’s acquisition of Emerson Network Power Connectivity Solutions from Emerson Electric, where she was Director of Human Resources since 2007. Prior to that she had been with Stratos International since 2000, also as Director of Human Resources, through its acquisition by Emerson Electric. Prior to that she was Manager of Human Resources for Methode Electronics going back to 1987. She earned a BA in Human Resources Management at DePaul University in Chicago.

Beneficial Ownership of the Company’s Stock

The following table sets forth certain information regarding the ownership of Bel’s Class A Common Stock and Class B Common Stock as of March 31, 2022 by (a) each director and nominee, (b) the Company’s Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers serving at December 31, 2021 and our former principal financial officer who retired during 2021 (these six persons are referred to herein as the “Named Officers” or the “named executive officers”) and (c) all directors and current executive officers as a group.  Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of March 31, 2022.  The percentage for the Class A Common Stock represents the percent of the Class whose voting rights were not suspended.  See “Vote Required; Shares Entitled to Vote; Principal Shareholders”.

	Aggregate Number of Shares Beneficially Owned (1)
	Class A Common Stock		Class B Common Stock
	No. of Shares	Percent of Class Whose Voting Rights Were Not Suspended	No. of Shares	Percent of Outstanding Shares
Daniel Bernstein(2)	381,747	17.8	37,274	*
Farouq Tuweiq(3)	2,594	*	14,000	*
Peter Gilbert(4)	500	*	25,000	*
Eric Nowling(5)	--	--	8,000	*
Mark Segall(6)	--	--	12,000	*
John F. Tweedy(7)	250	*	20,650	*
Vincent Vellucci(8)	--	--	8,000	*
Thomas E. Dooley(9)	--	--	4,000	*
Rita V. Smith(10)	--	--	4,000	*
Jacqueline Brito(11)	--	*	4,000	*
Dennis Ackerman(12)	4,317	*	26,633	*
Raymond Cheung(13)	158	*	38,825	*
Peter Bittner III(14)	3,267	*	23,307	*
Craig Brosious(15)	1,150	*	2,250	*
All current directors, nominees and executive officers as a group (14 persons)(16)	394,860	18.4	238,689	2.3

1.

As of March 31, 2022, there were 2,144,912 and 10,373,102 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.  A total of 1,735,312 shares of Class A Common Stock are entitled to vote at the Annual Meeting (the voting rights of one shareholder owning an aggregate of 409,600 shares of Class A Common Stock have been suspended).

2.

The shares of Class A Common Stock beneficially owned by Mr. Bernstein include 5,652 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 10,934 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has no voting or investment power, 4,265 shares held of record by Mr. Bernstein’s wife, and 15,000 shares of restricted stock.  The shares of Class A Common Stock beneficially owned by Mr. Bernstein exclude 55,939 shares owned by a trust in which Mr. Bernstein is a beneficiary but does not serve as trustee and has no voting or investment power with respect to the shares.  The shares of Class B Common Stock beneficially owned by Mr. Bernstein exclude 59,052 shares owned by a family limited liability company of which Mr. Bernstein is a minority member but does not serve as managing member and has no voting or investment power with respect to the shares.

3.

The shares of Class A Common Stock beneficially owned by Mr. Tuweiq include 594 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B common stock beneficially owned by Mr. Tuweiq included 10,000 shares of restricted stock.

4.	The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 1,250 shares held of record by Mr. Gilbert’s wife and 3,000 shares of restricted stock.

5.	The shares of Class B Common Stock beneficially owned by Mr. Nowling include 2,000 shares of restricted stock.

6.	The shares of Class B Common Stock beneficially owned by Mr. Segall include 4,000 shares of restricted stock.

7.	The shares of Class B Common Stock beneficially owned by Mr. Tweedy include 3,000 shares of restricted stock.

8.	The shares of Class B Common Stock beneficially owned by Mr. Vellucci include 4,000 shares of restricted stock.

9.	The shares of Class B Common Stock beneficially owned by Mr. Dooley consist of 4,000 shares of restricted stock.

10.	The shares of Class B Common Stock beneficially owned by Dr. Smith consist of 4,000 shares of restricted stock.

11.	The shares of Class B Common Stock beneficially owned by Ms. Brito consist of 4,000 shares of restricted stock.

12.

The 4,317 shares of Class A Common Stock beneficially owned by Mr. Ackerman are allocated to him in the Company’s 401(k) Plan; he has voting but no investment power with respect to these shares.  The shares of Class B Common Stock owned by Mr. Ackerman include 6,633 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 12,500 shares of restricted stock.

13.

The 158 shares of Class A Common Stock beneficially owned by Mr. Cheung are allocated to him in the Far East Retirement Plan (as described under “Other Non-Performance Benefit Plans” within the Executive Compensation section of this proxy statement); he has voting but no investment power with respect to these shares.  The shares of Class B Common Stock beneficially owned by Mr. Cheung include 825 shares allocated to him in the Far East Retirement Plan over which he has no voting or investment power and 12,500 shares of restricted stock.

14.

The shares of Class A Common Stock beneficially owned by Mr. Bittner include 3,267 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Mr. Bittner include 1,807 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 10,000 shares of restricted stock.

15.

Mr. Brosious previously served as the Company’s Vice President of Finance, Treasurer and Secretary until July 29, 2021, on which date Mr. Tuweiq, the Company’s Chief Financial Officer, was additionally appointed as the Company’s “principal financial officer” for purposes of the rules and regulations of the Securities and Exchange Commission.  Mr. Brosious continued with the Company as Vice President of Finance until his retirement on September 30, 2021.

16.

Includes 15,857 and 19,374 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company’s 401(k) Plan and Far East Retirement Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power, and with respect to the Class B Common Stock, no voting or investment power.  The Class B Common Stock also includes 99,000 restricted shares.

 *  Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater than ten percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons’ initial ownership and changes in ownership of the Company’s securities.  Based solely upon a review of the copies of such reports filed with the SEC and of written representations by certain officers and directors, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended December 31, 2021, except for one Form 4 filed on behalf of Mr. Tuweiq with respect to one transaction exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3(d), which was inadvertently filed late on June 1, 2021 due to administrative oversight.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2021 and 2020, a summary of the compensation earned by our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers serving at December 31, 2021 and our former principal financial officer who retired during 2021.  In this proxy statement, we refer to these six individuals as the “Named Officers” or the “named executive officers”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Bernstein, President and Chief Executive Officer	2021 2020	400,000 400,000	276,923 23,077	170,520 -	(171,400) 209,024	26,169 22,695	702,212 654,796
Farouq Tuweiq Chief Financial Officer and Treasurer	2021	250,264	270,000	164,600 -	-	38,150	723,014
Craig Brosious, Former Vice President of Finance, Treasurer and Secretary(1)	2021 2020	243,611 275,000	- 15,865	- -	- 294,245	23,858 19,005	267,469 604,115
Dennis Ackerman, President of Bel Power Solutions	2021 2020	300,000 300,000	207,692 17,308	142,100 -	(75,756) 195,607	20,903 20,189	594,939 533,104
Raymond Cheung, Vice President Asia Operations	2021 2020	275,000 275,000	190,385 15,865	142,100 -	21,584 232,622	29,050 29,750	658,119 553,237
Peter Bittner III, President of Bel Connectivity Solutions	2021 2020	275,000 275,000	190,385 15,865	- 82,400	(74,878) 204,765	21,852 20,651	412,359 598,681

(1) Mr. Brosious previously served as the Company’s Vice President of Finance, Treasurer and Secretary until July 29, 2021, on which date Mr. Tuweiq, the Company’s Chief Financial Officer, was additionally appointed as the Company’s “principal financial officer” for purposes of the rules and regulations of the Securities and Exchange Commission.  Mr. Brosious continued with the Company as Vice President of Finance until his retirement on September 30, 2021.

In the table above:

●

We accrued the bonuses set forth in the table above for 2021 and 2020 in our consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively, but such bonuses were not paid until the following year.

●

When we refer to Change in Pension Value and Nonqualified Deferred Compensation Earnings, we are referring to the aggregate change in the present value of the Named Officer’s accumulated benefit under our Supplemental Executive Retirement Plan for the year.

●	“All other compensation” for 2021 consists of the following:

Name	Transportation Allowance ($)	Employer Contributions to 401(k) Plan to Match Pre-tax Elective Contributions (included under “Salary”) ($)	Dividends paid with respect to Restricted Shares Referenced in the Beneficial Ownership Table above ($)
Daniel Bernstein	10,200	10,150	1,680
Farouq Tuweiq	7,350	7,525	1,400
Craig Brosious	6,300	8,348	210
Dennis Ackerman	8,400	10,150	1,400
Raymond Cheung	8,400	-	1,400
Peter Bittner III	8,400	10,150	3,150

For Mr. Tuweiq, “All Other Compensation” also includes $21,875 credited to his deferred compensation account under the Company’s Nonqualified Deferred Compensation Plan for 2021 (see "Compensation Elements – Retirement Benefits” below).

For Mr. Brosious, “All Other Compensation” also includes $9,000 paid under a post-retirement consulting agreement through December 31, 2021.

For Mr. Cheung, “All Other Compensation” also includes a contribution to his Far East Retirement Plan account of $19,250, an amount in excess of Mr. Cheung’s 2021 pre-tax elective deferral contributions (included under “Salary”).

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2020 Equity Compensation Plan, and prior to June 10, 2020, under the Company's 2011 Equity Compensation Program.  Participants have the right to vote (if applicable) and receive dividends on their restricted shares. Restrictions on the awards shown below lapse in 25% increments commencing two years after the grant date. The table below provides information with respect to restricted stock awards granted to our Named Officers in 2021.

Grants of Plan-Based Awards During 2021

Name (a)	Grant Date (b)	Number of Shares or Units of Stock (#) (i)	Grant Date Fair Value of Stock Awards (1) ($) (l)
Dennis Ackerman	11/15/21	10,000	142,100
Daniel Bernstein	11/15/21	12,000	170,520
Raymond Cheung	11/15/21	10,000	142,100
Farouq Tuweiq	5/15/21	10,000	164,600

1.

In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the date of grant by the applicable number of shares of Class B Common Stock underlying the Named Officers’ unvested stock award.

Compensation Elements

Salary

We pay salaries to our Named Officers in order to provide a base compensation to them for their day-to-day responsibilities in managing our business. We do not rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters, nor do we engage in any benchmarking activities. The Company views base salary simply as a fixed component of overall compensation, with a large variable portion being derived from annual bonuses as described below.

In terms of overall compensation, our Chief Executive Officer receives salary recommendations from our U.S. management team and our Far East management team. Our Chief Executive Officer then formulates his own recommendations which he presents to our Compensation Committee. Our Chief Executive Officer does not participate in the deliberations regarding his own salary, but does participate in discussions regarding salary levels for our other Named Officers. Salary levels are typically reviewed in December, and adjusted from time to time after taking into account overall Company performance as well as team performance.

Bonus

Bel has a Company-performance based bonus plan in which a broad base of associates participate.  Financial results are monitored on a quarterly basis by the Chief Executive Officer, the Chief Financial Officer, the President of Bel Power Solutions and the President of Bel Connectivity Solutions.  Management utilizes net income as the financial measure in evaluating the Company’s performance as compared to prior quarters.  Based on the quarterly review, a bonus accrual may be established by the Compensation Committee based on recommendations from the Chief Executive Officer, the Chief Financial Officer, the President of Bel Power Solutions and the President of Bel Connectivity Solutions.  At the end of each year in which a bonus accrual has been established, the Compensation Committee receives recommendations from the Chief Executive Officer with respect to the payment of specific bonuses to specific individuals, based upon the overall size of that year’s bonus pool as well as each individual's respective participation in achieving team objectives throughout the year. The decision to grant bonuses is ultimately made by the Company’s Compensation Committee.  The target bonus payment for Bel’s key executives (including the Named Officers) is 4-6 months of their annual salary; however, this varies dependent upon the bonus pool established during the year and may vary by individual based on extenuating circumstances. For each of 2021 and 2022 Mr. Tuweiq is also entitled to an incremental bonus equal to 8-weeks of base salary provided he is employed by the Company for the entire calendar year.  For 2021, Mr. Tuweiq’s incremental bonus was $45,000.

For 2020 and 2021, an overall bonus pool was allocated among executives, management, and technical and administrative employees of the Company based on number of weeks’ pay, in accordance with their respective contributions to our corporate performance.  In 2021, of a total bonus pool of $5.2 million, $1.1 million was allocated to our Named Officers.  In 2020, of a total bonus pool of $2.5 million, $87,980 was allocated to our Named Officers.

Long-Term Stock Incentive Compensation

Our Equity Compensation Plan is designed to help attract and retain individuals with superior experience and skillsets for positions of substantial responsibility within our Company and to provide these persons with an additional incentive to contribute to the success of our Company, all of which we expect will result in increased shareholder value. Our 2020 Equity Compensation Plan (and previously, our 2011 Equity Compensation Program) permits us to issue various types of non-cash awards based on our Class B Common Stock:  restricted and unrestricted stock grants, restricted stock units, stock options (which may be incentive and/or non-qualified options) and stock appreciation rights. Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the associate, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if the conditions for ending the restrictions are not met. For the past several years, we have relied upon restricted stock awards as our primary form of long-term stock incentive compensation because we believe that they aid in retaining our key executives, who are positioned to benefit from an increase in share value.

The shares subject to restricted stock awards are typically earned in 25% increments on the second, third, fourth and fifth anniversaries of the grant date, provided the employee has remained employed by the Company through such anniversary dates; otherwise the unearned shares are forfeited.  As noted in the table above, restricted shares were granted to certain of the Named Officers in 2021 as follows: 12,000 shares to Mr. Bernstein, and 10,000 shares of restricted stock were granted to each Mr. Ackerman, Mr. Cheung and Mr. Tuweiq. We granted in 2020 10,000 shares of restricted stock to Mr. Bittner.  While our 2011 Equity Compensation Program and our 2020 Equity Compensation Plan do not preclude the grant of restricted shares on an annual basis. All new awards will be made under the 2020 Equity Compensation Plan; no additional awards will be made under the 2011 Equity Compensation Program.

Generally, our experience has been to consider stock-based awards at the quarterly director meetings, as opposed to granting options and stock awards throughout the year. By making our grant determinations at specific times each year, we avoid even an appearance of coordinating grants with release dates of material information not previously disclosed to the public.

Retirement Benefits

We have designed our Supplemental Executive Retirement Plan, or “SERP”, to provide a limited number of our key management and other key associates with supplemental retirement and death benefits. Each of our Named Officers, aside from Mr. Tuweiq, is a participant in the SERP.  Participants in the SERP are selected by our Compensation Committee based upon recommendations from our Chief Executive Officer.  We believe that this benefit incentivizes key associates to remain with us on a career-long basis and engenders loyalty to our Company.

Benefits available under the SERP vary depending upon when and how a participant terminates employment with us. If a participant retires on his normal retirement date (65 years old, 20 years of service, and five years of participation in the SERP), his or her normal retirement benefit under the SERP would be annual payments equal to 40% of his or her average base compensation -- using compensation from the highest five consecutive calendar years of SERP participation -- payable in monthly installments for the remainder of his or her life. If a participant retires early (55 years old, 20 years of service, and five years of participation in the SERP), his or her early retirement benefit would be an amount (i) calculated as if his or her early retirement date were in fact such participant’s normal retirement date, (ii) multiplied by a fraction, the numerator being the actual years of service the participant has with us and the denominator being the years of service the participant would have had if he or she had retired at his or her normal retirement date, and (iii) actuarially reduced to reflect the early retirement date. If a participant dies prior to receiving 120 monthly payments under the SERP, his or her beneficiary is entitled to continue receiving benefits for the shorter of (i) the time necessary to complete 120 monthly payments or (ii) 60 months. If a participant dies while employed by us, his or her beneficiary will receive, as a survivor benefit, an annual amount equal to (i) 100% of the participant’s annual base salary at the date of death for one year, and (ii) 50% of the participant’s annual base salary at the date of death for each of the following four years, each payable in monthly installments. Our SERP also provides for disability benefits, and a forfeiture of benefits if a participant terminates employment for reasons other than those contemplated under the SERP.

In the event of a “change in control” (as defined in the SERP), each participant who is employed by us at the time of the change in control will be entitled to a normal retirement benefit commencing immediately following termination of employment (or in the case of certain participants who are “specified employees” for purposes of Section 409A of the Code (discussed below), six months after termination of employment).  The normal retirement benefit payable under these circumstances will be the actuarial equivalent of the benefit that would commence upon the date that the participant would have attained his or her normal retirement date if he or she had not terminated employment.  Further, each participant’s average base compensation will be deemed to be equal to his or her annual base compensation in effect prior to the change in control.  If we have established a trust to accumulate assets from which to pay SERP benefits, then we will fully fund the trust in connection with a change in control in order to ensure that there will be sufficient assets set aside to pay all SERP benefits.  A “change in control” for purposes of the SERP includes a merger or consolidation with another corporation whereby our shareholders do not own a majority of the surviving or successor entity, an acquisition of 50% or more of our voting securities by one person or a group of persons acting together, a sale of all or substantially all of our assets to any person, our dissolution or liquidation or if the members of our incumbent Board of Directors (or their successors, if approved by them) cease for any reason to constitute at least two-thirds of the members of our Board.

As of December 31, 2021, Mr. Bernstein and Mr. Cheung were eligible for normal retirement under the SERP.  Had each retired on December 31, 2021, Mr. Bernstein would have been eligible for a monthly benefit under the SERP in the amount of $13,333 payable for life, and Mr. Cheung would have been eligible for a monthly benefit payment under the SERP in the amount of $9,000 payable for life.  As of December 31, 2021, Mr. Ackerman was eligible for early retirement under the SERP.  Had Mr Ackerman retired on December 31, 2021, he would have been eligible for a monthly benefit under the SERP in the amount of $6,012 payable for life.  Had each of our Named Officers terminated employment on December 31, 2021 in connection with a change in control, they would have been entitled under the SERP to a monthly benefit for life as follows:  Mr. Bernstein, $13,333; Mr. Ackerman, $8,537; Mr. Cheung, $9,000; and Mr. Bittner, $5,899.  The present value of those change in control benefits for the Named Officers, using the actuarial assumptions used for our financial reporting purposes, would be as follows:  Mr. Bernstein, $2,304,385; Mr. Ackerman, $1,857,143; Mr. Cheung, $1,691,611; and Mr. Bittner, $1,326,884. Mr. Brosious, who retired during 2021, commenced receiving a monthly benefit under the SERP for life beginning October 1, 2021 in the amount of $8,350 per month.

The Company will credit Mr. Tuweiq’s account under the Company’s Nonqualified Deferred Compensation Plan (“DCP”) with $25,000 for each of his first four years of participation.  Thereafter, annual credits to his DCP account will either be in fixed amounts or a percentage of his base salary, with a target credit of $10,000 per year. The DCP account, as adjusted for earnings and losses, vests in full at age 55 or upon termination due to disability, death or a change in control (as defined in the DCP).  In the event of termination due to any other reason before age 55, the DCP account is forfeited.  The DCP account, if vested, is payable in a single lump sum upon the earlier of separation from service or a change in control.  The balance of Mr. Tuweiq’s DCP account as of December 31, 2021 was $23,450.

Other Non-Performance Benefit Plans

Our Named Officers are eligible to participate, as are all our associates who meet service requirements under the several plans, in the following types of non-performance benefit plans.  Our associates, including our Named Officers, are entitled to participate in either our domestic 401(k) plan or our Far East Retirement Plan.

●

Pursuant to our domestic 401(k) plan, we make matching contributions of pre-tax elective deferral contributions made by associates. During 2020 and 2021, the Company matched 100% of the first 1% of compensation contributed by participants and 50% of the next 5% of compensation contributed by participants.  Compensation of participants in excess of statutory limits for tax-qualified plans ($290,000 in 2021) is disregarded for purposes of determining contributions by participants and matching contributions. Matching contributions during 2020 and 2021 were made in cash and invested in shares of our Class A Common Stock, though participants who have three or more years of service are able to divest their Class A Common Stock and reinvest in other investment alternatives offered under the plan.  For years prior to 2012, our matching contributions under the domestic 401(k) plan were made in shares of our Class B Common Stock.

●

The Far East Retirement Plan is a defined contribution mandatory provident fund arrangement established pursuant to Hong Kong law.  Subject to certain minimum and maximum levels under Hong Kong law, five percent of a participant’s salary must be contributed to the Far East Retirement Plan.  We match amounts contributed to the Far East Retirement Plan.  Our current match equals 7% of an associate’s base salary.  Under the Far East Retirement Plan, our matching amounts are currently made partly in shares of our Class B Common Stock - approximately 10% of our contribution - and partly in cash - approximately 90% of our contribution.  Mr. Cheung is the only Named Officer who participates in the Far East Retirement Plan.

●

We maintain medical and dental health insurance plans for our associates on a non-discriminatory basis.  Except for union associates covered by union programs, associates in the U.S. contribute approximately 20% of the premiums related to our medical and dental insurance plans.  We also provide life insurance for all U.S. associates.

We believe that the insurance plans we offer are important components of our comprehensive benefit package, and induce associates to remain with us. We believe that our domestic 401(k) plan and our Far East Retirement Plan induce our associates to save for future retirement needs, and we encourage this by matching individual plan contributions, as described above, by participating associates.

Severance

The Company has a written severance pay plan that applies to all of our full-time, non-union U.S. associates. Under the plan, a covered associate is generally eligible for severance benefits if his or her employment is involuntarily terminated without cause.  Severance pay is payable in a lump sum and is based on an eligible associate’s years of service, including in certain cases years of service with an entity acquired by the Company.  Severance is subject to the individual’s execution of a release agreement.  Severance is equal to two weeks of base pay for each year of service, with a minimum of four weeks’ and a maximum of 52 weeks’ severance. An eligible employee is also eligible for Company-paid health coverage for one month.  Each of our Named Executive Officers would be eligible for Bel’s standard severance policy as noted herein, with the exception of Mr. Tuweiq who is eligible for six months of his base salary in a lump sum payment in the case of an eligible termination following the first anniversary of his employment.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.

Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Outstanding Equity Awards at December 31, 2021

The following table sets forth, for each of the Named Officers, information regarding stock awards outstanding at December 31, 2021.  Each of the stock awards referred to in the table below was granted pursuant to our 2020 Equity Compensation Program. The vesting dates applicable to each stock award are set forth in footnotes that follow the table. None of our Named Officers had any stock options outstanding as of December 31, 2021.

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Daniel Bernstein	15,000	193,950
Dennis Ackerman	12,500	161,625
Farouq Tuweiq	10,000	129,300
Raymond Cheung	12,500	161,625
Peter Bittner III	10,000	129,300

In the table above, we are disclosing:

●	in column (b), the number of shares of our Class B Common Stock covered by stock awards granted under our 2020 Equity Compensation Program that were not vested or earned as of December 31, 2021; and

●

in column (c), the aggregate market value or payout value as of December 31, 2021 of the stock awards referenced in column (b).  In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the last trading day in 2021 of $12.93 by the applicable number of shares of Class B Common Stock underlying the Named Officers’ unvested stock awards.

In the table above, the vesting dates for the Named Officers’ stock awards are as follows:

●

As of December 31, 2021, Mr. Bernstein had 15,000 restricted shares of Class B Common Stock, vesting as follows: 3,000 shares vest as of November 15, 2022; 3,000 shares vest as of November 15, 2023; 3,000 shares vest as of November 15, 2024; 3,000 shares vest as of November 15, 2025, and 3,000 shares vest as of November 15, 2026.

●

As of December 31, 2021, Mr. Ackerman had 12,500 restricted shares of Class B Common Stock, vesting as follows:  2,500 shares vest as of November 15, 2022; 2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024; 2,500 shares vest as of November 15, 2025, and 2,500 shares vest as of November 15, 2026.

●

As of December 31, 2021, Mr. Cheung had 12,500 restricted shares of Class B Common Stock, vesting as follows: 2,500 shares vest as of November 15, 2022; 2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024; 2,500 shares vest as of November 15, 2025, and 2,500 shares vest as of November 15, 2026.

● ●

As of December 31, 2021, Mr. Tuweiq had 10,000 restricted shares of Class B Common Stock vesting as follows:  2,500 shares vest as of May 15, 2023; 2,500 shares vest as of May 15, 2024; 2,500 shares vest as of May 15, 2025, 2,500 shares vest as of May 15, 2026.

As of December 31, 2021, Mr. Bittner had 10,000 restricted shares of Class B Common Stock vesting as follows:  2,500 shares vest as of November 15, 2022; 2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024, 2,500 shares vest as of November 15, 2025.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of Class A and Class B Common Stock that may be issued under our 2020 Equity Compensation Plan.  There are no further shares available for issuance under the Company's 2011 Equity Compensation Program.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders: 2020 Equity Compensation Plan	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 795,000
Equity Compensation Plans Not Approved by Security Holders	-	-	-
TOTAL	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 795,000

BOARD OF DIRECTORS

Director Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Daniel Bernstein, during 2021.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (j)
Peter Gilbert	50,500	16,140	980	67,620
John F. Tweedy	50,500	16,140	980	67,620
Mark B. Segall	35,000	-	1,260	36,260
Eric Nowling	42,500	14,660	770	57,930
Vincent Vellucci	33,000	14,210	45,400	92,610
Thomas E. Dooley	30,000	-	1,120	31,120
Jacqueline Brito	-	-	63,243	63,243
Rita V. Smith	30,000	-	45,120	75,120

               With respect to compensation of our non-employee directors:

●

When we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2021, including annual retainer fees, committee fees and meeting fees; in 2021, our non-employee directors received an annual retainer of $24,000, plus $1,500 for each Board meeting they attended in person and $750 for each non-audit or non-succession committee meeting they attended in person.  Audit Committee members received $2,500 for each meeting they attended in person.  Succession committee members received $1,250 for each meeting they attended in person.

●

When we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718.  During 2021, Ms. Brito was granted 4,000 shares of restricted stock.

●

At December 31, 2021, our directors as of such date (other than Daniel Bernstein) owned the following number of shares of restricted stock, which vest as described below:  Mr. Gilbert, and Mr. Tweedy each owned a total of 3,000 shares, of which 1,000 shares vest on May 15, 2022, 1,000 shares vest on May 15, 2023 and 1,000 shares vest on May 15, 2024; Mr. Segall, Mr. Vellucci, Mr. Dooley, and Dr. Smith each owned a total of 4,000 shares, of which 1,000 shares vest on May 15th each year from 2022 - 2025; Mr. Nowling owned a total of 2,000 shares, of which 1,000 shares vest on August 10, 2022 and 1,000 shares vest on August 10, 2023; and Ms. Brito owned 4,000 shares, of which 1,000 shares vest on November 15th each year from 2023 – 2026.

●	“All other compensation” consists of the following:

- For each of Ms. Smith and Mr. Vellucci, consulting fees paid in the amount of $44,000 in connection with Bel’s global leadership program.

- For each of Mr. Gilbert and Mr. Tweedy:  dividends on his shares of restricted stock in the amount of $980.

- For Mr. Nowling:  dividends on his shares of restricted stock in the amount of $770.

- For Mr. Segall:  dividends on his shares of restricted stock in the amount of $1,260.

- For Mr. Vellucci:  dividends on his shares of restricted stock in the amount of $1,400.

- For Mr. Dooley and Dr. Smith:  dividends on their shares of restricted stock in the amount of $1,120.

-For Ms. Brito, consulting fees in the amount of $63,243 paid to HR Asset Partners, of which firm Ms. Brito is CEO and Founder, in connection with associate engagement and retention and related matters.  Such fees were paid pursuant to the Consulting Agreement, dated October 15, 2015, between the Company and HR Asset Partners, as previously disclosed in the Company’s Current Report on Form 8-K filed on October 29, 2021, which Consulting Agreement is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

In 2021, directors who were executive officers of the Company did not receive directors’ fees.  In 2021, directors of the Company’s foreign subsidiaries did not receive a retainer or meeting fees.

The Board of Directors; Committees of the Board

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  NASDAQ has adopted amendments to its definition of independence.  Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence.  The Board has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Peter Gilbert, John F. Tweedy, Mark B. Segall, Thomas E. Dooley, Dr. Rita Smith, Eric Nowling, Vincent Vellucci and Jacqueline Brito.

The Company’s Board of Directors meets quarterly throughout the year.  During 2021, the Board held four meetings.

Bel’s Board has an Executive Committee, a Compensation Committee, an Audit Committee, a Nominating Committee and a Succession Committee.  The Executive Committee is comprised of Daniel Bernstein, John F. Tweedy and Vincent Vellucci; the Audit Committee is comprised of Peter Gilbert, Eric Nowling and John F. Tweedy; the Nominating Committee is comprised of John F. Tweedy, Vincent Vellucci and Mark Segall; the Succession Committee is comprised of Peter Gilbert and John F. Tweedy; and the Compensation Committee is comprised of Peter Gilbert and Mark Segall.

The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened.

The Compensation Committee is charged with the responsibility of administering the Company’s employee benefit plans, reviews the compensation of Bel’s executive officers and establishes general compensation policies.

The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company’s independent auditors.  The Board of Directors has determined that Eric Nowling qualifies as an “audit committee financial expert”, as such term is defined by the Securities and Exchange Commission (“SEC”). As noted above, Mr. Nowling -- as well as the other members of the Audit Committee -- have been determined to be “independent” within the meaning of SEC and NASDAQ regulations.

The Nominating Committee is responsible for nominating candidates for election to the Company’s Board of Directors.

The Board has a Succession Committee, comprised of Peter Gilbert and John F. Tweedy, whose purpose is to develop a succession plan for Bel's senior executives. The committee implemented a plan to identify and prepare individuals for positions and responsibilities they would need to assume either in the case of an emergency or under an orderly transition. The Succession Committee has identified and presented to the Board current members of Bel's management team that have the qualifications to fill the position of Chief Executive Officer. These candidates have been working with the current Chief Executive Officer, as well as other members of the Board, to become knowledgeable about all aspects of the position. The committee has also made recommendations with regard to the configuration of the Board in the event the current Chief Executive Officer is no longer able to hold his position on the Board.

During 2021, the Executive Committee held one meetings, the Audit Committee held eight meetings, the Compensation Committee held three meetings, the Nominating Committee held one meeting and the Succession Committee held four meetings.  Each Director attended at least 75% of the aggregate of the Board and committee meetings on which he served in 2021.

Board Leadership Structure and Role in Risk Oversight

Our President, Daniel Bernstein, also serves as Chief Executive Officer of the Company. Additionally, Peter Gilbert serves as the independent Lead Director. Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our President/Chief Executive Officer. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee.  A copy of the charter is set forth on the Company’s website, www.belfuse.com, under the Investor Information tab.

Independence of Nominating Committee Members.  All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Procedures for Considering Nominations Made by Shareholders.  The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board.  The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above.  The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess.  Each nominee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders.  The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process for individuals other than existing Board members will include:

●	a review of the information provided to the Nominating Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third-Party Recommendations. In connection with the 2021 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Class A Common Stock or Class B Common Stock for at least one year.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.  Our Board satisfies the diversity objectives of Nasdaq Rule 5605(f)(2) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules).  In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board.  We are proud to report that one of our directors identifies as a veteran. As we pursue future Board recruitment efforts, our Nominating Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

	Board Diversity Matrix (As of April 14, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Directors who are Military Veterans	1

Audit Committee Matters

Audit Committee Charter.  The Audit Committee performed its duties during 2021 under a written charter approved by the Board of Directors.  A copy of the charter is set forth on the Company’s website, www.belfuse.com, under the Investors & Governance tab.

Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the NASDAQ Global Select Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021:

1.	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

2.

the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission;

3.

the Audit Committee received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the Company’s independent accountants their independence; and

4.

based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2021 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By:   The Audit Committee of the Board of Directors

Peter Gilbert

Eric Nowling

John F. Tweedy

Transactions with Related Parties

The Audit Committee of the Board of Directors monitors the Company’s related party transactions and must approve in advance any new related party transactions.  On a quarterly basis, the Audit Committee makes inquiry of management’s Disclosure Committee to determine whether any of the members of that committee are aware of any new related party transactions. Management’s Disclosure Committee did not report any new related party transactions to the Audit Committee during 2021.

Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s charter is included on the Company’s website, www.belfuse.com, under the Investor Information tab.

Independence of Compensation Committee Members.  All members of the Compensation Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules

Authority, Processes and Procedures.  Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our Chief Executive Officer and for determining the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our associates in general.  While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of associates in general, the Compensation Committee retains overall supervisory responsibility for associate compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from our Chief Executive Officer regarding issues relevant to determinations made by the Compensation Committee. Our Chief Executive Officer participates in Compensation Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation.

Consultants.  We typically do not involve consultants in establishing the compensation of our associates or directors, other than attorneys who assist us in the drafting of benefit plans and comparable arrangements.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Shareholders may also communicate with the Board by directing communications through the Corporate Secretary by following instructions on the Company’s website. Under the procedures established by the Board, upon the receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders. Five of the then-incumbent eight members of the Board attended the Company’s 2021 annual meeting of shareholders.

PROPOSAL 2

RATIFICATION OF THE DESIGNATION OF GRANT THORNTON LLP TO
AUDIT BEL’S BOOKS AND ACCOUNTS FOR 2022

The Audit Committee has selected Grant Thornton LLP to audit Bel’s books and accounts for the year ending December 31, 2022 and will offer a resolution at the meeting for shareholders to ratify the designation. Although shareholder ratification is not required, the designation of Grant Thornton LLP is being submitted for ratification at the 2022 Annual Meeting of Shareholders because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by shareholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of Bel’s independent registered public accounting firm.

Additional Information Regarding Change of Independent Auditor

As previously disclosed in Bel’s Current Report on Form 8-K filed on February 19, 2021, as amended by Bel’s Current Report on Form 8-K/A filed on March 12, 2021, on February 16, 2021, upon the approval of the Audit Committee, the Company appointed Grant Thornton LLP as the Company’s new independent registered public accounting firm for the Company’s first quarter ending March 31, 2021 and its fiscal year ending December 31, 2021.  On February 16, 2021, the Company, upon the approval of the Audit Committee, notified Deloitte & Touche LLP, the Company’s then-current independent registered public accounting firm, that it would be dismissed from that position upon completion of Deloitte & Touche LLP’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020.  Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.  On March 12, 2021, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the Securities and Exchange Commission, Deloitte & Touche LLP completed its audit of the Company’s consolidated financial statements for such fiscal year, and the Company’s retention of Deloitte & Touche LLP as its independent registered public accounting firm with respect to the audit of the Company’s consolidated financial statements ended as of that date.

During the Company’s fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through March 12, 2021, the effective date of Deloitte & Touche LLP’s dismissal: (i) the Company did not have any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of disagreement in connection with their reports on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.  Deloitte & Touche LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2020 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through February 16, 2021, the date of Grant Thornton LLP’s appointment, the Company did not consult with Grant Thornton LLP regarding either of the following: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Grant Thornton LLP did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board of Directors has approved the compensation of our Named Officers as described in this proxy statement under “Executive Compensation”. The Board has decided, consistent with the vote of our shareholders at the 2017 Annual Meeting, to hold a non-binding advisory vote, commonly known as a “Say-on-Pay” vote, on an annual basis.  This vote gives you the opportunity to express your views on our executive compensation.  Because your vote is advisory, it will not be binding upon the Compensation Committee.  However, the Compensation Committee will take the outcome of the vote into account when making future executive compensation decisions.

Our compensation program is designed to motivate our executive officers to enhance long-term shareholder value and to attract and retain the highest quality executive and key employee talent available. We believe our executive compensation is aligned with increasing the value of our common stock and promoting our key strategies, values and long term financial and operational objectives.

The Board of Directors believes that the compensation of our executive officers is appropriate and recommends a vote “FOR” the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2022 proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

MISCELLANEOUS ITEMS

Relationship With Independent Public Accountants

Grant Thornton LLP, independent certified public accountants, has been selected by the Audit Committee to audit and report on Bel’s financial statements for the year ending December 31, 2022.

Representatives of Grant Thornton LLP (Bel's independent auditors for the 2022 and 2021 fiscal years) are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire.  The representatives are expected to be available to respond to appropriate questions from shareholders.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Grant Thornton LLP (with regard to the year ended December 31, 2021) and Deloitte & Touche LLP (with regard to the year ended December 31, 2020), are approved in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee is informed of each service actually rendered.

Information regarding the aggregate fees for the respective services billed or expected to be billed by (i) Grant Thornton LLP for audit services provided for, and other services provided in, the year ended December 31, 2021, and (ii) by Deloitte & Touche LLP, our former independent auditor, for audit services provided for, and other services provided in, the year ended December 31, 2020, is set forth below:

Audit Fees.  Audit fees billed or expected to be billed to the Company by Grant Thornton LLP and  Deloitte & Touche LLP for their respective audits of the financial statements and audits of the effectiveness of our internal control over financial reporting included in the Company’s Annual Reports on Form 10-K, and reviews of the financial statements, included in the Company’s Quarterly Reports on Form 10-Q, for the years ended December 31, 2021 and 2020 totaled $1,875,819 and $3,107,521 respectively.

Audit-Related Fees.  The Company was not billed by Grant Thornton LLP or Deloitte & Touche LLP during the year ended December 31, 2021 or 2020 for any audit-related services (defined as services which are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above).

Tax Fees.  During the year ended December 31, 2021, the Company was not billed by Grant Thornton LLP for any tax services.  The Company was billed $667,000 by Deloitte Tax LLP (an affiliate of Deloitte & Touche LLP) for the year ended December 31, 2020 for tax services, principally representing advice regarding the preparation of income tax returns and acquisition-related due diligence.

All Other Fees.  For the years ended December 31, 2021 and 2020, the Company was not billed by Grant Thornton LLP or Deloitte & Touche LLP, respectively, for services not covered in the three immediately preceding paragraphs.

Other Matters.  The Audit Committee of the Board of Directors has considered whether the provision of Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved.  The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Other Matters

At the time that the notice was mailed to shareholders, management was not aware that any matter would be presented for action at the Annual Meeting other than the election of directors, the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2022 and the approval, on an advisory basis, of our executive compensation.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the persons voting them.

2023 Annual Meeting; Shareholder Proposals and Nominations

Shareholders intending to present proposals at the 2023 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 15, 2022 in order for such proposals to be eligible for inclusion in the Company’s proxy statement and proxy card relating to next year’s meeting and no later than February 23, 2023 and no earlier than January 24, 2023 in order for such proposals to be considered at next year’s meeting (but not included in the proxy statement for such meeting).  The Company’s Nominating Committee charter describes procedures for nominations to be submitted by shareholders and other third-parties.  (See “Board of Directors - Nominating Committee Matters.”)  In addition to satisfying the foregoing requirements outlined in the Company’s Nominating Committee charter and under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Bel Fuse nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

By Order of the Board of Directors

Lynn Hutkin, Secretary

Dated: April 14, 2022

Jersey City, New Jersey

A copy of the Company’s Annual Report for the year ended December 31, 2021, including financial statements, accompanies this proxy statement.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission, is available (excluding exhibits) on our Company’s website https://ir.belfuse.com/financial-information/sec-filings or, without cost to shareholders upon written request made to Ms. Lynn Hutkin, Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Shareholders to be held May 24, 2022

The 2022 Proxy Statement and the 2021 Annual Report to

Shareholders are available at:

https://www.cstproxy.com/belfuse/2022

PROXY

BEL FUSE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS,

MAY 24, 2022

The undersigned hereby appoints John F. Tweedy and Farouq Tuweiq, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 24, 2022, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.  Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  Votes submitted electronically over the Internet must be received by 11:59 p.m., Local Time, on May 23, 2022.

INTERNET - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting -

If you plan to attend the virtual online annual meeting,

you will need your 12 digit control number to vote

electronically at the annual meeting.  To attend:

https://www.cstproxy.com/belfuse/2022

MOBILE VOTING On your Smarphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL - Mark, sign and date your proxy card and and return it in the postage-paid envelope provided.

PROXY UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "FOR" THE BOARD'S NOMINEES, AND "FOR" PROPOSALS 2 AND 3.					Please mark your votes like this	☒

1.  Election of the Board’s nominees for Director for the terms described in the Proxy Statement.  (The Board of Directors recommends a vote “FOR”.)

NOMINEES:

(1)  Daniel Bernstein

(2)  Peter Gilbert

(3)  Vincent Vellucci

(4)  Jacqueline Brito

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.

____________________________________________________________

	FOR the nominees listed (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for the nominees listed ☐

3.  With respect to the approval, on an advisory basis, of the executive compensation of Bel's named executive officers as described in the proxy statement (The Board of Directors recommends a for “FOR”.)

				FOR ☐	AGAINST ☐	ABSTAIN ☐
2. With respect to the ratification of the designation of Grant Thornton LLP to audit Bel's books and accounts for 2022 (The Board of Directors recommends a vote "FOR".)	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

CONTROL NUMBER

Signature ____________________________________ Signature, if held jointly ______________________________________				Date __________, 2022

Please sign this proxy and return it promptly whether or not you expect to attend the meeting.  You may nevertheless vote in person if you attend.  Please sign exactly as your name appears hereon.  Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.  For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.